SCHEDULE II
                    INFORMATION WITH RESPECT TO
          TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
            SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES
                                   PURCHASED        AVERAGE
                   DATE            SOLD(-)          PRICE(2)

COMMON STOCK-KERR GROUP INC

  GAMCO INVESTORS, INC.
                5/03/95            3,000             8.2500
                5/02/95              500-            8.1250



PREFERRED CONVERTIBLE STOCK-KERR GROUP CVT PFD

 GAMCO INVESTORS, INC.
                5/08/95            2,000-             *DO
                4/12/95            1,000            20.1250
                3/27/95              400            19.7500




















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.





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